Exhibit 3.2

ADOPTED:  March 24, 2016

AMENDED AND RESTATED BYLAWS

OF

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

(a Massachusetts Stock Life Insurance Corporation)

(hereinafter referred to as the “Company”)

ARTICLE 1

PRINCIPAL OFFICE

The location of the principal office of the Company shall be identified in the Company’s annual report filed with the Secretary of State of the Commonwealth of Massachusetts. The Company may have such other offices either within or without the Commonwealth of Massachusetts as the Board of Directors may from time to time determine or the business of the Company may from time to time require.

ARTICLE 2

REGISTERED OFFICE AND AGENT

The registered agent and office of the Company are set forth in the Amended and Restated Articles of Organization of the Company, as amended from time to time (the “Restated Articles”). The registered agent or registered office, or both, may be changed by resolution of the Board of Directors.

ARTICLE 3

MEETINGS OF SHAREHOLDERS

Section 3.1                            Annual Meeting.  The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (within or without the Commonwealth of Massachusetts), time and date as the Board of Directors shall fix, which date shall be within the earlier of the first six (6) months after the end of the Company’s fiscal year or thirteen (13) months after the shareholders’ last annual meeting.

Section 3.2                            Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law (which for purposes of these Bylaws shall mean as required from time to time by the Massachusetts Business Corporation Act (the “MBCA”) or the Restated Articles), may be called by the Chief Executive Officer, the President or the Board of Directors, and shall be called by the Board of Directors upon the written demand, signed, dated and delivered to the Secretary, of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date and place (within or without the Commonwealth of Massachusetts) of any special meeting shall be determined by the Board of Directors, the Chief Executive Officer or the President. Unless otherwise provided in the Restated Articles. A written demand for a special meeting may be revoked by a writing to that effect received by the Company prior to the receipt by the Company of demands sufficient in number to require the holding of a special meeting.

Section 3.3                            Notices and Reports to Shareholders.

(a)                         Notice of the place, date and time of all meetings of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated not fewer than seven (7) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting, and to such other shareholders as are required by law to be given such notice. The Board of Directors may establish a record date for the determination of shareholders entitled to notice, as provided in Section 3.5 of these Bylaws. If different than the record date for determining shareholders entitled to notice of the meeting, then the notice shall include the record date for determining the shareholders entitled to vote at the meeting. If the Board of Directors has authorized participation in the meeting by means of remote communication pursuant to Section 3.14 of these Bylaws, the notice shall describe the means of remote communication to be used. Notice of adjourned meetings need only be given if required by law or Section 3.7 of these Bylaws. If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date.

(b)                         In the event corporate action is taken without a meeting in accordance with Section 3.12 of these Bylaws by less than unanimous written consent of the voting shareholders, prompt notice of the taking of such corporate action shall be given to those voting shareholders who have not consented in writing at least seven (7) days before the action is taken. The notice must reasonably describe the action taken and contain or be accompanied by the same material that would have been required to be sent to voting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action. Such notice requirements shall not delay the effectiveness of actions taken by written consent, and a failure to comply with such notice requirements shall not invalidate the actions taken by written consent.

If notice of a proposed corporate action is required by law to be given to shareholders not entitled to vote and the action is to be taken by consent of the voting shareholders, the Company shall give all shareholders written notice of the proposed action at least seven (7) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action. Such notice requirements shall not delay the effectiveness of actions taken by written consent, and a failure to comply with such notice requirements shall not invalidate the actions taken by written consent.

(c)                          Notice may be given or sent by any method of delivery, including electronic transmission if permitted under Section 8.2 of these Bylaws. If these methods of delivery are impracticable, a notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice by the Company to a shareholder, if in a comprehensible form, is effective at the earliest of any of the following: (i) if in physical form, the earliest of when it is actually received or when it is left at such shareholder’s address shown in the Company’s current record of shareholders; (ii) if mailed by United States mail postage prepaid and correctly addressed to such shareholder, upon deposit in the United States mail; (iii) or if mailed by United States mail postage prepaid and correctly addressed to a recipient other than such shareholder, the earliest of when (a) it is actually received, (b) if sent by registered or certified mail, return receipt requested, the date shown on the return receipt signed by or on behalf of the addressee, or (c) five (5) days after it is deposited in the United States mail; or (iv) if an electronic transmission, when it is received as provided in Section 8.2 of these Bylaws.

(d)                         The Company has delivered written notice or any other report or statement to all shareholders who share a common address if all of the following apply: (i) the Company delivers one copy of the notice, report or statement to the common address; (ii) the Company addresses the notice, report or statement to such shareholders either as a group, to each of such shareholders individually or in a form to which each of such shareholders has consented; and (iii) each of such shareholders consents to delivery of a single copy of such notice, report or statement to the shareholders’ common address.  Any such consent is revocable by any of the shareholders who deliver written notice of revocation to the Company.  If such written notice of revocation is delivered, the Company shall begin providing individual notices, reports or other statements to the revoking shareholder no later than thirty (30) days after delivery of the written notice of revocation.  Any shareholder who fails to object by written notice to the Company within sixty (60) days of written notice by the Company of its intention to send single copies of notices, reports or statements to shareholders who share a common address shall be deemed to have consented to receiving such single copy at the common address.

Section 3.4                            Waiver of Notice.

(a)                         Any shareholder may waive any notice required by law or these Bylaws if in writing and signed by any shareholder entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice to such shareholder in due time as required by law or these Bylaws. Any such waiver shall be delivered to the Company for inclusion in the minutes or filing with the corporate records. A waiver of notice of meeting need not specify the purposes of the meeting.

(b)                         A shareholder’s attendance at a meeting, in person or by proxy, waives (i) objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.5                            Record Date.  The Board of Directors may fix, in advance, a date or dated as the record date for any determination of shareholders for any purpose, such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting requiring such determination of shareholders is to be taken or held. The record date fixed by the

Board of Directors shall be the record date for determining shareholders entitled both to notice of and to vote at the shareholders’ meeting; provided, however, that the Board of Directors may, at the time it fixes the record date for shareholders entitled to notice of the meeting, fix a later record date on or before the date of the meeting to determine the shareholders entitled to vote at the meeting. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholders’ meeting is communicated to shareholders or the date on which the Board of Directors authorizes a share dividend or a distribution (other than one involving a repurchase or reacquisition of shares), as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3.5, such determination shall apply to any adjournment thereof, unless the Board of Directors selects a new record date or unless a new record date is required by law.

Section 3.6                            Shareholders’ List. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of shareholders’ meeting. If the Board of Directors fixes a different record date to determine the shareholders entitled to vote at a meeting pursuant to Section 3.5 of these Bylaws, the Secretary shall also prepare an alphabetical list of the names of all shareholders who are entitled to vote at such meeting. All such lists must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders’ list for notice must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Company’s principal office, at a place identified in the meeting notice in the city where the meeting will be held. The shareholders’ list for voting must be similarly available for inspection promptly after the record date for voting.  A shareholder, or a shareholder’s agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person’s expense, during the period it is available for inspection. The Company shall make the list of the shareholders entitled to vote available at the meeting, and any shareholder, or a shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available a shareholders’ list shall not affect the validity of action taken at a meeting.

Section 3.7                            Quorum.

(a)                         At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by the MBCA, the Restated Articles, these Bylaws or by resolution of the Board of Directors, and in that case, the representation of the number so required shall constitute a quorum. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Restated Articles or the MBCA, are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. If a quorum shall fail to attend any meeting, the chairperson of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time.

(b)                         When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity with these Bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(c)                          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

Section 3.8                            Organization.

(a)                         The Chief Executive Officer, or in the Chief Executive Officer’s absence, the President, or in the President’s absence, such person as the Board of Directors may have designated, or, in the absence of such a person, such person as shall be designated by the holders of a majority of the votes present at the meeting, shall call meetings of the shareholders to order and shall act as chairperson of such meetings.

(b)                         The Secretary of the Company shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the chairperson may appoint any person to act as secretary of the meeting.

Section 3.9                            Voting of Shares.

(a)                         Every shareholder entitled to vote may vote in person or by proxy. Except as provided in subsection (c) or unless otherwise provided by law or by the Restated Articles, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law or by the Restated Articles, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes for directors unless the Restated Articles so provide.

(b)                         The shareholders having the right to vote shares at any meeting shall be only those of record on the stock books of the Company and those acting in a representative capacity as specified in Section 3.10 of these Bylaws, on the record date fixed by law or pursuant to the provisions of Section 3.5 of these Bylaws.

(c)                          Absent special circumstances, the shares of the Company held, directly or indirectly, by another corporation, are not entitled to vote if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Company. The foregoing does not limit the power of the Company to vote any shares held by the Company in a fiduciary capacity.

(d)                         Voting by shareholders on any question or in any election may be viva voce unless the chairperson of the meeting shall order, or any shareholder shall demand, that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder’s name by proxy if there be such proxy, and shall state the number of shares voted by such shareholder.

(e)                          If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.

Section 3.10                     Voting by Proxy or Representative

(a)                         At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing, which appointment shall be effective when received by the Secretary, an Assistant Secretary or the secretary of the meeting or other officer or agent authorized to tabulate votes. An appointment of a proxy is valid for eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Company to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Company is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

(b)                         The attendance at any meeting by a shareholder who had previously given a proxy shall not have the effect of revoking such proxy unless he or she, in writing, notifies the secretary of the meeting of such revocation prior to the voting of said proxy.

(c)                          Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee or another corporation may be voted as provided by law.

(d)                         A shareholder or shareholders agent or attorney-in-fact may appoint a proxy to vote or otherwise act tor the shareholder by signing an appointment form or by an electronic transmission that complies with Section 9.8 of these Bylaws. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the electronic transmission.

Section 3.11                     Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Restated Articles, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

Section 3.12                     Action Without Meeting.

(a)                         Action taken at a shareholders’ meeting may be taken without a meeting if the action is taken either: (1) by all shareholders entitled to vote on the action; or (2) to the extent permitted by the Restated Articles, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Company for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Company as required by this Section; provided, however, a director shall not be removed by written consents unless written consents are obtained from the holders of all the outstanding shares of the Company. If not otherwise fixed by law or in accordance with these Bylaws, the record date to determining shareholders entitled to take action without a meeting is the date the first shareholder signs such a written consent and delivers it to the Company. If not otherwise fixed by law or in accordance with these Bylaws and if prior action by the Board of Directors is required with respect to the action to be taken without a meeting, the record date for determining shareholders entitled to take action without a meeting is the close of business on the day the resolution of the Board of Directors taking such prior action is adopted. Written consents may be delivered to the Company by electronic transmission; provided, however, such electronic transmission shall contain or be accompanied by information from which the Company can determine the date on which the electronic transmission was signed. A written consent may be revoked by a writing to that effect delivered to the Company before unrevoked written consents sufficient in number to take the corporate action are delivered to the Company. Unless a resolution of the Board of Directors provides for a reasonable delay to permit tabulation of written consents, an action taken by written consent shall be effective when written consents signed by a sufficient number of shareholders to take such action are delivered to the Company.

(b)                         If action is to be taken pursuant to the consent of voting shareholders without a meeting, the Company, at least seven days before the action pursuant to the consent is taken, shall give notice of the action (1) to nonvoting shareholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting, and (2) if the action is to be taken pursuant to the consent of less than all the shareholders entitled to vote on the matter, to all shareholders entitled to vote who did not consent to the action. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval. Such notice requirements shall not delay the effectiveness of actions taken by written consent, and a failure to comply with such notice requirements shall not invalidate the actions taken by written consent.

Section 3.13                     Conduct of Business. The chairperson of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order, but such order of business may be changed by a majority of the votes present at the meeting and entitled to vote thereat.  The chairperson shall also announce at the meeting when the polls close.

Section 3.14                     Meetings by Remote Communication. Unless otherwise provided in the Restated Articles or Bylaws, if authorized by the Board of Directors: any annual or special meeting of shareholders need not be held at any place but may instead be held solely by means of remote communication; and subject to such guidelines and procedures as the Board of Directors may from time to time adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (1) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (2) the Company shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 3.15                     Form of Shareholder Action.

(a)                         Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Company can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent; and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Company if it has been sent to any address specified by the Company for the purpose or, if no address has been specified, to the principal office of the Company, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.

(b)                         Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE 4

BOARD OF DIRECTORS

Section 4.1                             Qualifications and General Powers. No director is required to be an officer, employee or shareholder of the Company or unless otherwise required by Massachusetts insurance laws, or to be a resident of the Commonwealth of Massachusetts. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, its Board of Directors. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 4.2                           Number of Directors; Election; Tenure. The number of directors of the Company shall be not less than five (5) nor more than fifteen (15), with the specific number to be determined from time to time by resolution of the Board of Directors. Except as otherwise provided in these Bylaws or the Restated Articles, the Directors shall be elected by the shareholders at the annual meeting. Each director shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualifies, or until his or her death, resignation or removal.

Section 4.3                             Quorum and Manner of Acting. A quorum of the Board of Directors consists of a majority of the number of directors then in office, provided that not less than four directors shall constitute a quorum. If at any meeting of the Board there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.

Section 4.4                           Resignation. Any director of the Company may resign at any time by delivering written notice to the Chief Executive Officer, the President or the Board of Directors. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.  The acceptance of a resignation shall not be necessary to make it effective.

Section 4.5                           Removal. The shareholders may remove one or more directors with or without cause but if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. A director may be removed for cause by the directors by vote of a majority of the directors then in office but, if a director is elected by a voting group of shareholders, only the directors elected by that voting group may participate in the vote to remove him or her. A director may be removed by the shareholders or the directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 4.6                           Vacancies. Any vacancy occurring in the Board of Directors through death, resignation, removal or any other cause, including an increase in the number of directors, may be filled by the shareholders or by the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the remaining directors. The director elected to fill such vacancy shall hold office for the unexpired portion of the term in respect of which such vacancy occurred. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the directors elected by that voting group are entitled to vote to fill the vacancy.

Section 4.7                            Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the Board of Directors. The Board may fix the compensation of directors from time to time by resolution of the Board.

Section 4.8                            Place of Meetings, etc. The Board of Directors may hold its meetings at such place or places within or without the Commonwealth of Massachusetts, as the Board may from time to time determine. A director may participate in any meeting by any means of communication, including, but not limited to telephone conference call, by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.9                            Annual Meeting. As soon as practical after the final adjournment of each annual meeting of the shareholders for the election of directors, the Board of Directors shall meet, at the same place where said meeting of shareholders finally adjourned, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided tor special meetings of the Board of Directors, or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.

Section 4.10                     Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the Board.

Section 4.11                     Special Meetings; Notice.

(a)                         Special meetings of the Board of Directors shall be held whenever called by direction of the Chief Executive Officer, the President or a majority of the directors at the time being in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board.

(b)                         Notice of each such meeting shall be delivered to each director at least two (2) days before the date on which the meeting is to be held. Each notice shall state the date, time and place of the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.

Section 4.12                     Waiver of Notice. A director may waive any notice required by law or these Bylaws if in writing and signed by a director entitled to such notice, whether before or after the date and time stated in such notice.  Such a waiver shall be equivalent to notice in due time as required by these Bylaws, and shall be filed in the records of the Company. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A waiver of notice of meeting need not specify the purposes of the meeting.

Section 4.13                     Director’s Assent Presumed.  A director of the Company who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.14                     Order of Business.

(a)                         At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Board of Directors may determine by resolution.

(b)                         At all meetings of the Board, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President, or in the President’s absence, any director designated by the vote of a majority of the directors present shall preside.

(c)                          The Secretary, or in the Secretary’s absence, an Assistant Secretary, or in the absence of an Assistant Secretary, any person appointed by the presiding person, shall act as secretary of such meeting and keep the minutes thereof.

Section 4.15                     Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the Board of Directors, or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be, and if one or more consents in writing describing the action so taken shall be signed by each director then in office and delivered to the Company to be included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 4.15 is effective when one or more consents signed by all the directors are delivered to the Company, unless the consent specifies a different effective date. Written consents may be delivered to the Company by electronic transmission. A director’s consent may be withdrawn by a revocation signed by the director and delivered to the Company prior to the delivery to the Company of unrevoked written consents signed by all of the directors.

Section 4.16                     Committees.

(a)                         The Board of Directors, by resolution adopted by the affirmative vote of the greater of (i) a majority of the number of directors then in office or (ii) the number of directors required by the Restated Articles or these Bylaws, may establish one or more committees, including an executive committee, each committee to consist of two (2) or more directors appointed by the Board of Directors, except as otherwise required under the MBCA.  Any such committee shall serve at the will of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chief Executive Officer, the President or the chairperson of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request. The Board of Directors shall have the power to change the members, to fill any vacancies and to discharge any such committee, either with or without cause, at any time. All proceedings and actions taken by a committee shall be reported to the Board at the next regular meeting thereof.

(b)                         A committee of the Board shall not: (i) authorize distributions; (ii) approve or propose to shareholders of the Company action that the law requires be approved by shareholders; (iii) change the number of the Board of Directors, remove Directors from office or fill vacancies on the Board of Directors of the Company or on any of its committees; (iv) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (v) adopt, amend or repeal bylaws or the Restated Articles of the Company.

Section 4.17                     Dividends.

(a)                         The Board of Directors may authorize and the Company may make distributions to its shareholders in cash or property out of actual net surplus (as defined below), but no distribution may be made it: after giving it effect, either of the following would result:

i.              The Company would not be able to pay its debts as they become due in the usual course of business; or

ii.           The Company’s total assets would be less than the sum of its total liabilities plus, unless the Restated Articles permit otherwise, the amount that would be needed if the Company were to be dissolved at the time of this distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

(b)                         The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

(c)                          “Actual net surplus” means surplus as regards policyholders less paid-in and contributed surplus, and may include a fair revaluation of assets by the Board of Directors that is reasonable under the circumstances; provided, however, assets revalued by the Board of Directors cannot be included in earned surplus until thirty (30) days after the Commissioner of Insurance of the Commonwealth of Massachusetts has received notice of the revaluation and has approved the revaluation.

Section 4.18                     No Exclusive Duty. A director shall not be required to manage the Company as his or her sole and exclusive function, and he or she may have other business interests and engage in activities in addition to those relating to the Company.  Neither the Company, the shareholders, nor any other director shall have any right, by virtue of these Bylaws, to share or participate in such other investments or activities of the directors, or in the income or proceeds derived therefrom.

Section 4.19                     Conflicts of Interest.

(a)                         A conflict of interest transaction is a transaction with the Company in which a director of the Company has a material direct or indirect interest. A conflict of interest transaction is not voidable by the Company solely because of the director’s interest in the transaction if any one of the following is true:

(1)                         the material facts of the transaction and the director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction;

(2)                         the material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

(3)                         the transaction was fair to the Company.

(b)                         For purposes of this Section, and without limiting the interests that may create conflict of interest transactions, a director of the Company has an indirect interest in a transaction if: (1) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction; or (2) another entity of which he or she is a director, officer, or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Company.

(c)                          For purposes of clause (1) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this Section by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this Section. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (1) of subsection (a) if the transaction is otherwise authorized, approved, or ratified as provided in that subsection.

(d)                         For purposes of clause (2) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection.  Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in clause (1) of subsection (b), may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under clause (2) of subsection (a). The vote of those shares, however, is counted in determining whether the transaction is approved under other Sections of these Bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this Section.

ARTICLE 5
OFFICERS

Section 5.1                            Executive Officers. The executive officers of the Company shall be a President who may but need not also be the Chief Executive Officer, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers as may from time to time be elected by the Board of Directors. One (l) person may hold the offices and perform the duties of any two (2) or more of said offices. Officers need not be shareholders of the Company or citizens or residents of the Commonwealth of Massachusetts or the United States of America. In its discretion, the Board of Directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these Bylaws, and the Board of Directors may leave unfilled for any such period as it may fix, any office except those of President, Treasurer and Secretary. The officers of the Company shall be elected annually by the Board of Directors at the annual meeting thereof except that the Board may from time to time authorize any officer to appoint and remove any other such officer and to prescribe such person’s authority and duties. Each such officer shall hold office until the next succeeding annual meeting of the Board of Directors and until his or her successor shall have been duly chosen and shall qualify, or until his or her earlier death, resignation or removal.

Section 5.2                            Resignation and Removal. An officer may resign at any time by delivering notice to the Chef Executive Officer, the President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective time. The acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. An officer may be removed at any time with or without cause by any of the following: (a) the Board of Directors; (b) the officer who appoints such officer, unless these Bylaws or the Board of Directors provide otherwise; or (c) any other officer if authorized by these Bylaws or the Board of Directors. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election to such office.

Section 5.3                            Powers and Duties of Chief Executive Officer. The Chief Executive Officer, if one shall be appointed, shall be a member of the Board of Directors, shall be the Chief Executive Officer of the Company, and shall perform such duties and exercise such powers as are incident to the office of chief executive, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors

Section 5.4                            Powers and Duties of President. The President shall be a member of the Board of Directors, shall be the Chief Executive Officer of the Company if there is no other Chief Executive Officer and perform such duties and exercise such powers as are incident to the office of chief executive, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors.

Section 5.5                            Powers and Duties of Vice Presidents.  At the request of the President or in the absence of the President or in the event of the inability or refusal to act of the President, the Vice President, if any, or the Vice Presidents, if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.6                            Powers and Duties of Treasurer. The Treasurer shall have charge and custody of and be responsible for, all funds and securities of the Company and shall deposit all such funds to the credit of the Company in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws; he or she shall disburse the funds of the Company as may be ordered by the Board, making proper vouchers for such disbursements; and, in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board or the President. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, appointed by the Board of Directors.

Section 5.7                            Powers and Duties of Secretary.  The Secretary shall keep the records of all meetings of the stockholders and of the Board and committees of the Board. He or she shall affix the seal of the Company to all instruments requiring the corporate seal when the same shall have been signed on behalf of the Company by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Company and of its other corporate records and in general shall perform all duties and have all powers incident to the office of Secretary. To such extent as the Board shall deem proper, the duties of Secretary may be performed by one or more assistants, appointed by the Board of Directors.

Section 5.8                            Assistants. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the President or the Board of Directors. The Board of Directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer, whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

Section 5.9                            Compensation of Officers. The salaries of the officers shall be fixed from time to time by the Board of Directors, except that the Board may delegate to any person or committee the power to fix the salaries or other compensation of the officers. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Company.

ARTICLE 6

SHARES, THEIR ISSUANCE AND TRANSFER

Section 6.1                                  Consideration for Shares.  The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Company, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Company. Before the Company issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

Section 6.2                                  Certificates for Shares.  Every shareholder of the Company shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the Company owned by such shareholder. Notwithstanding the foregoing, shares of the Company need not be represented by certificates, and the rights and obligations of shareholders of the same class or series are identical whether or not their shares are represented by certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Company and that it is organized under the laws of The Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Company will furnish the shareholder this information on request in writing and without charge.

Section 6.3                                  Execution of Certificates.  The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company. The signatures of the President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Company upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Company shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer or employee or agent at the date of its issue.

Section 6.4                            Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Company’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Company. Within a reasonable time after the issue or transfer of shares without certificates, the Company shall send the shareholder a written statement of the information required by the MBCA to be on certificates.

Section 6.5                            Share Record and Beneficial Owners. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the Board of Directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation. The Company shall be entitled to treat as the shareholder the person in whose name shares are registered in the records of the Company or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Company as a shareholder, the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Company.

Section 6.6                            Cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in Section 6.8 of these Bylaws.

Section 6.7                            Transfers of Stock. Transfers of shares of the capital stock of the Company shall be made only on the books of the Company by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company, and the Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereat; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Company, shall be so expressed in the entry of transfer.

Section 6.8                            Regulations. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Company.

Section 6.9                            Lost, Destroyed, or Mutilated Certificates. The holder of any shares of the stock of the Company shall immediately notify the Company of any loss, theft destruction or mutilation of such shares. In the event of the loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors, the President or the Secretary may, in its, his or her discretion, establish concerning proof of such loss, theft, destruction or mutilation and concerning the giving of a satisfactory bond or bonds of indemnity.

ARTICLE 7
AUTHORIZATIONS

Section 7.1                            Policy Contracts. The President, the Secretary and such additional officers as may be authorized by the Board of Directors shall have authority to execute all policies of insurance or contracts for annuities on behalf of the Company.

Section 7.2                            Agency Contracts. The President, the Secretary and such additional officers or any other employees as may be authorized by the Board of Directors or designated in writing by the President shall have authority to execute agency contracts and related agreements on behalf of the Company.

Section 7.3                            Statutory Agents. The President, the Secretary and such additional officers as may be authorized by the Board of Directors are authorized to appoint statutory agents of the Company and to execute powers of attorney in evidence thereof, authorizing such statutory agents to accept service of process against the Company, to execute any and all papers and to comply with all applicable requirements of law in order to qualify the Company to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Company necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Company to do business.

Section 7.4                            Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 7.5                            Loans. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or contained to specific instances.

Section 7.6                            Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by the President or such other officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by the President or by resolution of the Board of Directors.

ARTICLE 8
MISCELLANEOUS PROVISIONS

Section 8.1                            Facsimile and Electronic Signatures; Delivery. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile and electronic signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof. An “electronic signature” is any electronic sound, symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with the intent to authenticate or adopt such document. “Electronic signature” includes (i) a unique password or unique identification assigned to a person by the Company; (ii) a person’s typed name attached to or part of an electronic transmission sent by or from a source authorized by such person such as an e-mail address provided by such person as that person’s e-mail address; (iii) a person’s facsimile signature; and (iv) any other form of electronic signature approved by the Board. As used in these Bylaws, the term “deliver” or “delivery” means any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and, to the extent authorized as provided herein, electronic transmission.

Section 8.2                             Electronic Transmissions. “Electronic transmission” or “electronically transmitted” means any form or process of communication not directly involving the physical transfer of paper or other tangible medium that is (i) suitable for the retention, retrieval and reproduction of information by the recipient, and (ii) retrievable in paper form by the recipient through an automated process used in conventional commercial practice; provided, however, that such form or process of communication need not be retrievable in paper form by the recipient if (a) such form or process of communication is otherwise retrievable in perceivable form, and (b) the sender and recipient have consented in writing to the use of such form or process of communication. Notices or other communications may be delivered by electronic transmission if consented to by the recipient. A person’s consent to delivery by electronic transmission may be revoked by such person’s written or electronic notice to the person to whom the consent was delivered. Any consent to delivery by electronic transmission is deemed revoked if (i) the Company is unable to deliver two (2) consecutive electronic transmissions given by the Company in accordance with such person’s consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company, or to the transfer agent or other person responsible for the giving of notice or other communications; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Unless otherwise agreed between the sender and recipient, an electronic transmission is received when (A) the electronic transmission enters an information processing system that the recipient has designated or uses for the purposes of receiving electronic transmissions or information of the type sent, and from which the recipient is able to retrieve the electronic transmission, and (B) the electronic transmission is in a form capable of being processed by that system. Receipt of an electronic acknowledgement from an information processing system described in subsection (A) hereof establishes that an electronic transmission was received but, by itself, does not establish that the content sent corresponds to the content received. An electronic transmission is received even if no individual is aware of its receipt. Each notice or communication given by electronic transmission shall contain an electronic signature of the person giving such notice or communication.

Section 8.3                             Corporate Seal. The Company may authorize the adoption of a corporate seal.  The Board may authorize one or more duplicate seals.

Section 8.4                             Fiscal Year. The fiscal year of the Company shall be from the first day of January through the last day of December, or such other dates as the Board of Directors may by resolution determine.

Section 8.5                             Corporate Records.

(a)                          The Company shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Company. The Company shall maintain appropriate accounting records. The Company or its agent shall maintain a record of its shareholders in accordance with the manner and form set forth in Section 3.6 of these Bylaws. The Company shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(b)                         The Company shall keep within The Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary or of its registered agent:

(i)                             its Articles or Restated Articles and all amendments to them currently in effect;

(ii)                        its Bylaws or restated Bylaws and all amendments to them currently in effect;

(iii)                       resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv)                      the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(v)                         all written communications to shareholders generally within the past three years, including the financial statements furnished under Section 16.20 of the MBCA for the past three years;

(vi)                    a list of the names and business addresses of its current Directors and officers; and

(vii)                 its most recent annual report delivered to the Massachusetts Secretary of State.

Section 8.6                            Voting of Stocks Owned by the Company.  In the absence of a resolution of the Board of Directors to the contrary, the President and any Vice President acting within the scope of his or her authority as provided in these Bylaws, are authorized and empowered on behalf of the Company to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders of any corporation in which this Company holds or owns shares of stock, and in that connection, on behalf of this Company, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The Board of Directors, the President and any other officer of the Company designated by the Board shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Company may own or hold shares of stock.

Section 8.7                            Shareholders’ Right to Information.

(a)                         A shareholder of the Company is entitled to inspect and copy, during regular business hours at the Company’s principal office, any of the following records of the Company:

(i)                                                    Articles or restated articles of organization and all amendments currently in effect;

(ii)                                                 Bylaws or restated bylaws and all amendments currently in effect;

(iii)                                              Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv)                                             Minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting, for the past three (3) years;

(v)                                                All written communications to shareholders generally within the past three (3) years, including the financial statements furnished tor the past three (3) years;

(vi)                                             A list of the names and business addresses of the Company’s current directors and officers; and

(vii)                                          The Company’s most recent annual report delivered to the Massachusetts Secretary of the Commonwealth.

Provided the shareholder shall have given the Company written notice of the shareholder’s demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy.  For any meeting of shareholders for which the record date for determining shareholders entitled to vote at the meeting is different than the record date for notice of the meeting, any person who becomes a shareholder subsequent to the record date for notice of the meeting and is entitled to vote at the meeting is entitled to obtain from the Company upon request the notice and any other information provided by the Company to shareholders in connection with the meeting, unless the Company has made such information generally available to shareholders by posting it on its internet site or by other generally recognized means. Failure of the Company to provide such information does not affect the validity of action taken at the meeting.

(b)                         If a shareholder makes a demand in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and the record requested is directly connected with the shareholder’s stated purpose, then the shareholder shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Company, any of the following records of the Company provided the shareholder gives the Company written notice of the share- holder’s demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy any of the following:

(i)                                                    Excerpts from minutes of any meeting of the Board of Directors, records of any actions of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the Board of Directors without a meeting to the extent not subject to inspection under paragraph (a) above;

(ii)                                                 Accounting records of the Company; and

(iii)                                              The record of shareholders of the Company.

(c)                          Upon written request from a shareholder, the Company, at its expense, shall furnish to that shareholder the annual financial statements of the Company, including a balance sheet and income statement and, if the annual financial statements are reported upon by a public accountant, that report must accompany them.

(d)                          The Company may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge shall not exceed the estimated cost of production or reproduction of the records.

(e)                           For purposes of this Section 8.7, the term “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on the shareholder’s behalf.

Section 8.8                             Inspection of Records by Directors. A director is entitled to inspect and copy the books, records and documents of the Company at any reasonable time to the extent reasonably related to the performance of the director’s duties as a director, including any duties as a member of a committee, but not tor any other purpose or in any manner that would violate any duty to the Company.

Section 8.9                             Financial Statements for Shareholders.

(a)                          The Company shall deliver to its shareholders annual financial statements of the Company, which may be consolidated or combined statements of the Company and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Company on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

(b)                          If the annual financial statements are reported upon by a public accountant, that report must accompany the annual financial statements delivered to the shareholders.  If the annual financial statements are not reported upon by a public accountant, the statements must be accompanied by a statement of the President or the Treasurer that does all of the following: (i) states such person’s reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation, and (ii) describes any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

(c)                           Within one hundred twenty (120) days after the close of each fiscal year, the Company shall send the annual financial statements to each shareholder. Thereafter, on written request from a shareholder to whom the statements were not sent, the Company shall send the shareholder the latest financial statements.

(d)                          The Company may fulfill its responsibilities under this Section 8.9 by any of the following methods:

(i)                                     By making the financial statements available to a shareholder via internet access without charge and by notifying the shareholder of instructions for access;

(ii)                                  If the Company is a public corporation, by delivering the specified financial statements, or otherwise making them available, in any manner permitted by the applicable rules and regulations of the United States Securities and Exchange Commission.

(iii)                               If the Company is not a public corporation, by filing annual financial reports in compliance with state or federal law, provided that such reports: (A) contain a balance sheet as of the end of the fiscal year and an income statement for that fiscal year; (B) are required by state or federal law to be filed with a state or federal agency within one hundred twenty (120) days after the close of each fiscal year; and (C) are available to the public, including via internet access, without charge.

ARTICLE 9

INDEMNIFICATION

Section 9.1                             Definitions.  In this Article the following words shall have the following meanings unless the context requires otherwise:

“Company”, includes any domestic or foreign predecessor entity of the Company in a merger.

“Director” or “officer”, an individual who is or was a Director or officer, respectively, of the Company or who, while a Director or officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director or officer is considered to be serving an employee benefit plan at the Company’s request if his or her duties to the Company also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a Director or officer.

“Disinterested Director”, a Director who, at the time of a vote or selection referred to in Section 4 of this Article, is not (i) a party to the proceeding, or (ii) an individual having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.

“Expenses”, includes counsel fees.

“Liability”, the obligation to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

“Party”, an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

“Proceeding”, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

Section 9.2                             Indemnification of Directors and Officers.

(a)                          Except as otherwise provided in this Section, the Company shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director or officer against liability incurred in the proceeding if: (1) (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the Company or that his or her conduct was at least not opposed to the best interests of the Company; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section.

(b)                          A Director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the Company.

(c)                           The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or officer did not meet the relevant standard of conduct described in this Section.

(d)                          Unless ordered by a court, the Company may not indemnify a Director or officer under this Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b).

Section 9.3          Advance for Expenses. The Company shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a Director or officer who is a party to a proceeding because he or she is a Director or officer if he or she delivers to the Company:

(a)                          a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 9.2 of this Article or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section; and

(b)                          his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 9.4 of this Article or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 9.2 of this Article. Such undertaking must be an unlimited general obligation of the Director or officer but need not be secured and shall be accepted without reference to the financial ability of the Director or officer to make repayment.

Section 9.4         Determination of Indemnification. The determination of whether a Director has met the relevant standard of conduct set forth in Section 9.2 shall be made:

(a)                         if there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested Directors appointed by vote;

(b)                         by special legal counsel (1) selected in the manner prescribed in clause (a); or (2) if there are fewer than two disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as disinterested Directors may participate; or

(c)                          by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

Section 9.5                            Notification and Defense of Claim; Settlements.

(a)                         In addition to and without limiting the foregoing provisions of this Article and except to the extent otherwise required by law, it shall be a condition of the Company’s obligation to indemnify under Section 9.2 of this Article (in addition to any other condition provide in these Bylaws or by law) that the person asserting, or proposing to assert, the right to be indemnified, must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought, but the failure to so notify shall not affect the Company’s objection to indemnify except to the extent the Company is adversely affected thereby. With respect to any proceeding of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such person. After notice from the Company to such person of its election so to assume such defense, the Company shall not be liable to such person for any legal or other expenses subsequently incurred by such person in connection with such action, suit, proceeding or investigation other than as provided below in this subsection (a). Such person shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of such person unless (1) the employment of counsel by such person has been authorized by the Company, (2) counsel to such person shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and such person in the conduct of the defense of such action, suit, proceeding or investigation or (3) the Company shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for such person shall be at the expense of the Company, except as otherwise expressly provided by this Article. The Company shall not be entitled, without the consent of such person, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for such person shall have reasonably made the conclusion provided for in clause (2) above.

(b)                          The Company shall not be required to indemnify such person under this Article for any amounts paid in settlement of any proceeding unless authorized in the same manner as the determination that indemnification is permissible under Section 9.4 of this Article, except that if there are fewer than two disinterested Directors, authorization of indemnification shall be made by the Board of Directors, in which authorization Directors who do not qualify as disinterested Directors may participate. The Company shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on such person without such person’s written consent. Neither the Company nor such person will unreasonably withhold their consent to any proposed settlement.

Section 9.6          Insurance.  The Company may purchase and maintain insurance on behalf of an individual who is a Director or officer of the Company, or who, while a Director or officer of the Company, serves at the Company’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the Company would have power to indemnify or advance expenses to him or her against the same liability under this Article.

Section 9.7                             Application of this Article.

(a)                          The Company shall not be obligated to indemnify or advance expenses to a Director or officer of a predecessor of the Company, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

(b)                          This Article shall not limit the Company’s power to (1) pay or reimburse expenses incurred by a Director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party or (2) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(c)                           The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

(d)                          Each person who is or becomes a Director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article.  All rights to indemnification under this Article shall be deemed to be provided by a contract between the Company and the person who serves as a Director or officer of the Company at any time while these Bylaws and the relevant provisions of the MBCA are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

(e)                           If the laws of the Commonwealth of Massachusetts are hereafter amended from time to time to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment.

ARTICLE 10

EMERGENCY BYLAWS

Section 10.1       Emergency. If a quorum of the Board of Directors cannot readily be assembled because of some catastrophic event, the provisions of this Article 10 (hereinafter referred to as the Emergency Bylaws) shall become operative.

Section 10.2                     Emergency Executive Committee.

(a)                         Upon the Emergency Bylaws becoming operative, a meeting of the executive committee may be called by any director or officer of the Company. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at all such meetings of the executive committee.

(b)                         To the extent required to constitute a quorum at any such meeting of the executive committee, first the available directors who are not members of the executive committee in order of seniority as directors and then the available officers of the Company in order of seniority determined pursuant to Article 5 of these Bylaws shall be deemed members of the executive committee for such meeting. The Board of Directors may, before the Emergency Bylaws become operative, prepare a list of other officers of the Company or other persons who shall be deemed members of the executive committee at any meeting of the executive committee pursuant to the Emergency Bylaws in the event that there are no directors or officers determined pursuant to Article 5 of these Bylaws capable of serving as members of the executive committee. The list shall specify the order of priority in which such persons shall serve.

(c)                          Any vacancy on the executive committee pursuant to the Emergency Bylaws may be filled at any meeting of the executive committee by a majority of the members, though less than a quorum, or by the sole remaining member. Such members shall serve until the annual meeting of the Board of Directors following the end of the emergency or until the successors are appointed and qualified.

Section 10.3       Alternative Places of Business. The Board of Directors, before the Emergency Bylaws become operative, may, effective when the Emergency Bylaws are operative, designate several alternate places of business.

Section 10.4       Duration.  To the extent not inconsistent with this Article 10, the Bylaws of the Company shall remain in effect during the emergency and upon its termination the Emergency Bylaws shall cease to be operative.

ARTICLE 11

AMENDMENTS

Section 11.1       Amendments to Bylaws. These Bylaws may be amended or repealed by the Board of Directors or by the shareholders; provided, however, that the shareholders may from time to time specify particular provisions of the Bylaws which shall not be amended or repealed by the Board of Directors. If the Board of Directors makes, amends, or repeals any bylaw, the Company shall report in writing the substance of the change to the shareholders entitled to vote on amending the Bylaws, with or before the notice of the next shareholders meeting.

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